UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 15, 2014 (September 9, 2014)

SANCHEZ ENERGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001- 35372	45-3090102
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Bagby Street

Suite 1800

Houston, Texas 77002

(Address of Principal Executive Offices) (Zip Code)

(713) 783-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Purchase Agreement

On September 9, 2014, Sanchez Energy Corporation (the “Company”) entered into a purchase agreement (the “Purchase Agreement”), by and among the Company, the subsidiary guarantors named therein (the “Guarantors”) and RBC Capital Markets, LLC and Credit Suisse Securities (USA), LLC, as representatives of the several initial purchasers named therein (collectively, the “Initial Purchasers”), providing for the offer and sale of $300 million in aggregate principal amount of additional 6.125% senior notes due 2023 (the “Additional Notes”) at a price to the public of 100.75% of the principal amount of the Additional Notes. The issuance and sale of the Additional Notes closed on September 12, 2014. The Additional Notes were issued pursuant to the same indenture, dated June 27, 2014, by and among the Company, the Guarantors party thereto and U.S. Bank National Association, as trustee, and became part of the same series as the Company’s outstanding 6.125% senior notes due 2023 (the “Outstanding Notes”). A copy of the indenture is filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 2, 2014. The description of the terms and conditions of the Outstanding Notes in the Company’s Current Report on Form 8-K filed with the SEC on July 2, 2014 is incorporated into this Item 1.01 by reference.

The Company received net proceeds of approximately $300.5 million (after deducting the Initial Purchasers’ discounts and estimated offering expenses and including accrued interest from June 27, 2014) from the sale of the Additional Notes. The Company intends to use the net proceeds from the offering of Additional Notes for general corporate purposes, including working capital.

The Additional Notes were offered and sold to the Initial Purchasers in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Additional Notes were offered and/or resold by the Initial Purchasers to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act.

The Purchase Agreement contains customary representations, warranties and agreements of the parties and customary conditions to closing, obligations of the parties and termination provisions. The Company and Guarantors agreed to indemnify the Initial Purchasers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Initial Purchasers may be required to make because of any of those liabilities.  The Purchase Agreement contains representations, warranties and other provisions that were made or agreed to, among other things, to provide the parties thereto with specified rights and obligations and to allocate risk among them. Accordingly, the Purchase Agreement should not be relied upon as constituting a description of the state of affairs of any of the parties thereto or their affiliates at the time it was entered into or otherwise.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Registration Rights Agreement

In connection with the issuance and sale of the Additional Notes, the Company and the Guarantors entered into a registration rights agreement (the “Registration Rights Agreement”), dated as of September 12, 2014, with the representatives of the Initial Purchasers.  Under the Registration Rights Agreement, the Company and the Guarantors have agreed to file and use commercially reasonable efforts to cause to become effective a registration statement with respect to an offer to exchange the Additional Notes for substantially identical notes that are registered under the Securities Act so as to permit the exchange offer to be consummated no later than the 400th day following the issuance of the Additional Notes. Under specified circumstances, the Company and Guarantors have also agreed to use commercially reasonable efforts to cause to become effective a shelf registration statement relating to resales of the Additional Notes. The Company and the Guarantors are required to pay additional interest (up to a maximum of 1.0%) if they fail to comply with their obligations to consummate the exchange offer or to cause a shelf registration statement relating to resales of the Additional Notes to become effective within the time periods specified in the Registration Rights Agreement.

The foregoing description of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

First Amendment to Second Amended and Restated Credit Agreement

On September 9, 2014, Sanchez Energy Corporation, as Borrower, and its subsidiaries, SEP Holdings III, LLC, SN Marquis LLC, SN Cotulla Assets, LLC, SN Operating, LLC, SN TMS, LLC and SN Catarina, LLC, as Guarantors, Royal Bank of Canada, as Administrative Agent, and the other Lenders party thereto entered into an amendment (the “Amendment”) to the Company’s Second Amended and Restated Credit Agreement, dated as of June 30, 2014 (the “Credit Agreement”), to amend the definition of “Senior Unsecured Maximum Issuance Amount” so that the Company may issue senior unsecured notes in an amount not to exceed (i) at any time prior to the Company’s furnishing to the Administrative Agent and each Lender its quarterly financial statements for the fiscal quarter ending September 30, 2014, the maximum amount of senior unsecured notes that at the time of issuance could be issued such that, after giving effect to such issuance, the aggregate principal amount of senior unsecured notes outstanding is not greater than $1,800,000,000, and (ii) at any time after the Borrower’s furnishing to the Administrative Agent and each Lender such quarterly financial statements, the maximum amount of senior unsecured notes that at the time of issuance could be issued such that, after giving pro forma effect to such issuance, the Borrower would be in compliance with the financial covenants of the Credit Agreement.

From time to time, the Administrative Agents and the Lenders party to the Amendment have provided, or may in the future provide, various investment banking, commercial banking, financial advisory, brokerage and other services to the Company and its affiliates for which services they have received, and may in the future receive, customary fees and expense reimbursement.

This summary of the Amendment does not purport to be complete, and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Certain Relationships

The Initial Purchasers and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Initial Purchasers and their respective affiliates have provided, and may provide in the future, investment banking, commercial banking and other financial services for the Company or its affiliates in the ordinary course of business, for which they have received and will receive customary fees and compensation.

Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in, or incorporated by reference into, Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01.     Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description

4.1

Indenture, dated as of June 27, 2014, among Sanchez Energy Corporation, the subsidiary guarantors named therein and U.S. Bank National Association, as trustee (incorporated by reference from Exhibit 4.1 to the Company’s Current Report on Form 8-K on July 2, 2014).

4.2

Registration Rights Agreement, dated as of September 12, 2014, by and among Sanchez Energy Corporation, the subsidiary guarantors named therein and RBC Capital Markets, LLC and Credit Suisse Securities (USA), LLC, as representatives of the several initial purchasers named therein.

10.1

Purchase Agreement, dated September 9, 2014, by and among Sanchez Energy Corporation, the subsidiary guarantors named therein and RBC Capital Markets, LLC and Credit Suisse Securities (USA), LLC, as representatives of the several initial purchasers named therein.

10.2

First Amendment to Second Amended and Restated Credit Agreement dated as of September 9, 2014 among Sanchez Energy Corporation, as borrower, SEP Holdings III, LLC, SN Marquis LLC, SN Cotulla Assets, LLC, SN Operating, LLC, SN TMS, LLC and SN Catarina, LLC, as loan parties, Royal Bank of Canada, as administrative agent, Capital One, National Association, as syndication agent, Compass Bank and SunTrust Bank as co-documentation agents, RBC Capital Markets as sole lead arranger and sole book runner, and the lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANCHEZ ENERGY CORPORATION

Date: September 15, 2014	By:	/s/ Kirsten A. Hink
Kirsten A. Hink
Vice President and Principal Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1

Indenture, dated as of June 27, 2014, among Sanchez Energy Corporation, the subsidiary guarantors named therein and U.S. Bank National Association, as trustee (incorporated by reference from Exhibit 4.1 to the Company’s Current Report on Form 8-K on July 2, 2014).

4.2

Registration Rights Agreement, dated as of September 12, 2014, by and among Sanchez Energy Corporation, the subsidiary guarantors named therein and RBC Capital Markets, LLC and Credit Suisse Securities (USA), LLC, as representatives of the several initial purchasers named therein.

10.1

Purchase Agreement, dated September 9, 2014, by and among Sanchez Energy Corporation, the subsidiary guarantors named therein and RBC Capital Markets, LLC and Credit Suisse Securities (USA), LLC, as representatives of the several initial purchasers named therein.

10.2

First Amendment to Second Amended and Restated Credit Agreement dated as of September 9, 2014 among Sanchez Energy Corporation, as borrower, SEP Holdings III, LLC, SN Marquis LLC, SN Cotulla Assets, LLC, SN Operating, LLC, SN TMS, LLC and SN Catarina, LLC, as loan parties, Royal Bank of Canada, as administrative agent, Capital One, National Association, as syndication agent, Compass Bank and SunTrust Bank as co-documentation agents, RBC Capital Markets as sole lead arranger and sole book runner, and the lenders party thereto.